UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12.

ABGENIX, INC.

(Name of Registrant as Specified In Its Charter)

AMGEN INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following information was made available on Abgenix, Inc.’s (“Abgenix”) intranet website on January 18, 2006:

Merger Q&A

Posted January 18, 2006

This set of merger Q&As includes answers to questions on:

•	Benefits

•	Business

•	Miscellaneous

•	Stock Options

Benefits

Q1:	Will the severance plan be offered to employees who are retained through the end of 2006, but who are released in 2007? Is there an expiration date to the severance plan?

A:	Subject to certain restrictions, all active, regular, U.S. non-manufacturing employees will be eligible to participate in an Employee Transition Assistance Plan that Amgen will establish prior to the effective date of the merger. The Employee Transition Assistance Plan will provide, generally, for severance benefits in the event an eligible employee is terminated under certain circumstances within twelve months of the effective date of the merger.

In the event that a U.S manufacturing employee is terminated under certain circumstances within twelve months of the effective date of the merger, Amgen will provide severance benefits to such employee that are similar to those provided under the Employee Transition Assistance Plan.

In the event that a Canadian employee is terminated under certain circumstances within twelve months of the effective date of the merger, Amgen will provide such employee with severance benefits that are, in the aggregate, substantially similar to those provided under the Employee Transition Assistance Plan. Such benefits will be provided in accordance with applicable Canadian law and include any contractual notice or similar statutory or common law benefits under Canadian law; however, such benefits will be exclusive of any COBRA benefits or payments relating thereto.

Q2:	Is the Lasik eye procedure covered under Amgen’s insurance?

A:	Lasik is not a covered procedure under the Amgen Health Plan, but discounts for laser eye surgery may be available through certain Amgen programs. As previously announced, Abgenix staff members will continue to be covered under their current Abgenix benefits until such time as the full Amgen benefits program is implemented for Abgenix staff members. It is anticipated that this implementation will take place no later than December 31, 2006. Additional information regarding Amgen’s health and welfare programs will be made available as we move closer to this anticipated implementation date.

Q3:	Can employees who receive severance also collect state unemployment benefits?

A:	The state determines whether an applicant will receive unemployment benefits and the amount of the benefit.

Q4:	What severance payments does the severance plan provide for if I experience a termination one, three, or six months following the closing of the merger?

A:	We currently anticipate a 13-week transition period following the effective date of the merger. It is anticipated that, generally speaking, employees will remain employed during this period. Eligible employees who are terminated under certain circumstances within twelve months following the closing of the merger will be eligible to receive the following severance benefits pursuant to the Employee Transition Assistance Plan:

•	a lump sum payment in an amount equal to 39 weeks of base salary;

•	if the eligible employee is terminated under certain circumstances before the end of the 13-week transition period, his or her severance payment will be increased to provide compensation for the portion of the 13-week transition that he or she was not employed;

•	fully subsidized medical COBRA coverage (subject to eligibility requirements) for the severance period described in the first bullet above (as may be extended by the additional severance period described in the second bullet above);

•	outplacement services consistent with the employees’ job level, for up to 6 months following termination; and

•	a lump-sum payment equal to the aggregate positive difference (if any) between the closing sales price of a share of Amgen common stock as of the closing of the merger and the per share exercise price of each unvested assumed Abgenix stock option (as converted) held by such employee on the date of termination.

If the eligible employee is asked to stay longer than the 13-week transition period, he or she will still be entitled to a severance payment (as well as certain other benefits provided under the plan) in the amount of 39 weeks of base salary if he or she is subsequently terminated under certain circumstances within twelve months following the closing of the merger. Whether the severance plan applies and the amount of severance will depend on an employee’s individual circumstances.

Business

Q1:	Is there any additional clinical data that may be announced between now and the proposed merger date? Could the announcement of clinical data have an impact on the closing of the merger?

A:	It is impossible to assess, in the absence of specific facts, the impact of particular events on the merger.

For additional information on the conditions to closing of the merger, including what would constitute a material adverse event, please see the proxy statement that Abgenix will file with the Securities and Exchange Commission, including “The Merger Agreement – Conditions to Obligations of Amgen and Athletics Merger Sub.”

Miscellaneous

Q1:	Will any member of the executive team receive monetary or other benefit in connection with the merger?

A.	Please see the description of the interests of the executive officers and directors of Abgenix in the merger in the proxy statement that Abgenix will file with the Securities and Exchange Commission, including the section entitled “The Merger – Interests of Certain Persons in the Merger.”

Q2:	Please re-explain why you think Amgen’s offer of $22.50 per share is really such an exceptional deal for long-term shareholders.

A.	Please see the description of the merger in the proxy statement that Abgenix will file with the Securities and Exchange Commission, including the section entitled “The Merger—Abgenix’s Reasons for the Merger.”

Stock Options

Q1:	If I have Abgenix stock options that are vested, but have not been exercised, do I need to exercise them prior to the closing of the merger?

A.	No. You do not need to exercise your vested options prior to the closing, or effective date, of the merger. Generally speaking, there are three scenarios with respect to stock options to consider:

•	Prior to the closing of the merger, you may exercise your vested options and purchase the underlying shares of Abgenix common stock at the per share exercise price. In connection with the closing of the merger, Amgen will purchase these shares for a cash payment of $22.50 per share. If you choose to sell your shares before the close of the merger, you will receive the market price for shares of Abgenix common stock in effect at the time of such sale.

•	As of the effective time of the merger, any outstanding unexercised options (whether or not vested) with a per share exercise price less than or equal to $30 will be converted into options to acquire shares of Amgen common stock. The number of shares subject to your converted stock options will be determined under a formula in the merger agreement that will provide you with Amgen options that have approximately the same economic value as your Abgenix stock options just prior to the merger.

•	As of the effective time of the merger, any outstanding unexercised option (whether or not vested) with a per share exercise price in excess of $30 will become fully vested prior to the closing of the merger and will terminate if not exercised within 30 days following the date on which you are provided notice of such vesting. This notice will be given at least 31 days prior to the closing of the merger.

Participants in Solicitation

Amgen and Abgenix and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Abgenix stockholders in connection with the merger. Information about the directors and executive officers of Amgen and their ownership of Amgen’s stock is set forth in the proxy statement for Amgen’s 2005 Annual Meeting of Stockholders. Information about the directors and executive officers of Abgenix and their ownership of Abgenix’s stock is set forth in the proxy statement for Abgenix’s 2005 Annual Meeting of Stockholders.

Additional Information About the Acquisition and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Abgenix by Amgen. In connection with the proposed acquisition, Amgen and Abgenix intend to file relevant materials with the SEC, including Abgenix’s proxy statement for a Special Meeting of Stockholders for approval of the proposed merger. STOCKHOLDERS OF ABGENIX ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ABGENIX’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Abgenix stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Abgenix. Such documents are not currently available.

Amgen Forward-Looking Statement

This communication contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about future financial and operating results and Amgen’s anticipated acquisition of Abgenix. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, dilution and accretion, financial guidance, peak sales, timing of closing, industry ranking, execution of integration plans and management and organizational structure are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that the development of certain products may not develop as expected or proceed as planned; that the acquisition does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; that prior to the closing of the acquisition, the businesses of the companies suffer due to uncertainty; that the parties are unable to successfully execute their integration strategies, or achieve planned synergies, as well as other risks that are discussed below and others that can be found in Amgen’s and Abgenix’s Form 10-K for the year ended December 31, 2004, and in Amgen’s periodic reports on Form 10-Q and Form 8-K. Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Amgen’s results may be affected by its ability to successfully market both new and existing products domestically and internationally, sales growth of recently launched products, difficulties or delays in manufacturing our products, and regulatory developments (domestic or foreign) involving current and future products and manufacturing facilities. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. The length of time that it takes for Amgen to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and Amgen expects similar variability in the future. Further, only the FDA can determine whether the product candidates are safe and effective for the use(s) being investigated. In addition, sales of Amgen’s products are affected by reimbursement policies imposed by third party payors, including governments, private insurance plans and managed care providers, and may be affected by domestic and international trends toward managed care and healthcare cost containment as well as possible U.S. legislation affecting pharmaceutical pricing and reimbursement. Government regulations and reimbursement policies may affect the development, usage and pricing of our products. In addition, Amgen competes with other companies with respect to some of Amgen’s marketed products as well as for the discovery and development of new products. Amgen, or others could identify side effects or manufacturing problems with Amgen’s products after they are on the market. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. In addition, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors. Further, some raw materials, medical devices, and component parts for our products are supplied by sole first party suppliers.

Abgenix Forward-Looking Statement

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to uncertainties that could cause actual future events and results of Abgenix and Amgen to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Abgenix believes are reasonable but are not guarantees of future events and results.

Actual future events and results of Abgenix may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: the financial performance of Abgenix, regulatory review and approvals, the uncertainty of the outcome of research and development activities, manufacturing capabilities and difficulties and the complexity of Abgenix’s products, competition generally and the increasingly competitive nature of Abgenix’s industry, litigation, stock price and interest rate volatility,marketing effectiveness, liability from as-yet-unknown litigation and claims and changes in laws, including tax laws, that could affect the demand for Abgenix’s products. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions and governmental and public policy changes. Abgenix undertakes no obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Abgenix’s actual results to differ materially from those contemplated in the forward-looking statements included in this communication should be considered in connection with information regarding risks and uncertainties that may affect Abgenix’s future results included in Abgenix’s filings with the Securities and Exchange Commission at www.sec.gov.